AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement (the "Amendment") made this 10th day of October, 1997, by and between NovaCare, Inc., a Delaware corporation (the "Company"), and Daryl A. Dixon (the "Executive"),

                              W I T N E S S E T H:

         WHEREAS, the parties have heretofore entered into an Employment Agreement dated as of January 6, 1995 (the "Employment Agreement"); and

         WHEREAS, the parties now wish to amend the Employment Agreement to provide for accelerated vesting of options to purchase the common stock, $.01 par value, of the Company (the "Stock") heretofore or hereafter granted to Executive upon certain occurrences;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

         The Employment Agreement is hereby amended by adding after the last paragraph in Section 3.3 [Stock Options] the following language:

                  "All options, in addition to the Options, to purchase common stock of the Company, par value $.01 per share, heretofore or hereafter granted to Executive shall become exercisable in full upon a Change in Control of the Company."

         In all other respects the Employment Agreement shall remain in full force and effect without change.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                       NOVACARE, INC.



                                       By/s/ Timothy E. Foster
                                       ------------------------------------
                                              Name:  Timothy E. Foster
                                              Title: Chief Executive Officer

EXECUTIVE:
                                       /s/ Daryl A. Dixon
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